UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2019

Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Michigan Ave., Suite 900, Chicago, IL	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 489-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 20, 2019, Coeur Mining, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc. (the “Sales Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Sales Agent, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $50,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange or otherwise as may be agreed by the Company and the Sales Agent. The Company intends to use the net proceeds from the offering, after deducting the Sales Agent’s commissions and the Company’s offering expenses, to reduce outstanding indebtedness and for general corporate purposes.

Under the terms of the Agreement, the Company may also sell Shares from time to time to the Sales Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Shares to the Sales Agent as principal would be pursuant to the terms of a separate terms agreement between the Company and the Sales Agent.

The Shares will initially be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 that is currently on file (Registration No. 333-229973). Prior to the expiration of such registration statement, the Company will file a successor automatic shelf registration statement on Form S-3. Subsequent issuances of the Shares will be made pursuant to the Company’s successor registration statement.

The Sales Agent and/or affiliates of the Sales Agent have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Company and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the Sales Agent may be lenders under the Company’s credit facility, either currently or in the future, and affiliates of the Sales Agent may hold the Company’s securities. To the extent the Company uses proceeds from this offering to repay indebtedness under its credit facility or to repurchase or redeem its securities, such affiliates may receive proceeds from the offering. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of the Company’s securities or financial instruments related to the Company’s securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of May 20, 2019, among Coeur Mining, Inc. and Citigroup Global Markets Inc.
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Shares.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Senior Vice President and Chief Financial Officer

DATED:  May 20, 2019